UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2026 (November 13, 2026)

Emerson Electric Co.
(Exact name of registrant as specified in its charter)

Missouri	1-278	43-0259330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8020 Forsyth Blvd., St. Louis, Missouri 63105
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (314) 553-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.50 par value per share	EMR	New York Stock Exchange
NYSE Texas
2.000% Notes due 2029	EMR 29	New York Stock Exchange
3.000% Notes due 2031	EMR 31A	New York Stock Exchange
3.500% Notes due 2037	EMR 37	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 13, 2026, Emerson Electric Co. (the “Company”) completed its previously announced public offering of €750,000,000 aggregate principal amount of the Company’s 4.000% Notes due 2032 (the “Notes”). The pricing of the Notes was previously announced in a Current Report on Form 8-K filed on November 12, 2026.

The Notes were issued pursuant to an indenture dated as of December 10, 1998 (the “Base Indenture”), between the Company and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association as successor to The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”), as supplemented by a Fourth Supplemental Indenture dated as of November 13, 2026 (the “Fourth Supplemental Indenture”) between the Company and the Trustee.  Pursuant to an Agency Agreement dated as of November 13, 2026 (the “Agency Agreement”) relating to the Notes, the Company appointed U.S. Bank Europe DAC, UK Branch to act as paying agent for the Notes and U.S. Bank Trust Company, National Association to act as registrar and transfer agent for the Notes.  From time to time, the Company may enter into other banking relationships with the Trustee or its affiliates. An affiliate of the Trustee also serves as the transfer agent for our common stock.

The Notes bear interest at the rate of 4.000% per year. Interest on the Notes is payable on November 13 of each year, beginning on November 13, 2027. The Notes will mature on November 13, 2032.

The Notes are senior unsecured obligations and will rank equally with all of the Company’s existing and future unsecured and unsubordinated debt. Prior to maturity, the Company may redeem any or all of the Notes at any time at the redemption prices described in the Notes. The Base Indenture and the Fourth Supplemental Indenture provide for customary covenants and events of default.

The offering of the Notes was made pursuant to the Registration Statement on Form S-3 (Registration No. 333-299935), the prospectus dated November 9, 2026, and the related prospectus supplement dated November 10, 2026.

The above descriptions of the Base Indenture, the Fourth Supplemental Indenture, the Agency Agreement and the Notes are qualified in their entirety by reference to the Base Indenture, the Fourth Supplemental Indenture, the Agency Agreement and the Notes, each of which is incorporated by reference into the Registration Statement. The Original Indenture, the Fourth Supplemental Indenture, the Agency Agreement and the Notes are attached hereto as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

4.1
Indenture dated as of December 10, 1998, between the Company and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as successor to The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, incorporated by reference to the Company’s 1998 Form 10-K, File No. 1-278, Exhibit 4(b).

4.2	Fourth Supplemental Indenture, dated as of November 13, 2026, by and between the Company and Computershare Trust Company, N.A., as trustee.

4.3
Agency Agreement, dated as of November 13, 2026, by and among the Company, as issuer, U.S. Bank Europe DAC, UK Branch, as paying agent, U.S. Bank Trust Company, National Association, as registrar and transfer agent, and Computershare Trust Company, N.A., as trustee.

4.4	4.000% Notes due 2032.

5.1	Opinion of John A. Sperino, Esq.

23.1	Consent of John A. Sperino, Esq. (contained in Exhibit 5.1 above).

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2026	EMERSON ELECTRIC CO.

	By:	/s/ John A. Sperino
John A. Sperino
Vice President and Assistant Secretary